UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Adagene Inc.

(Exact name of Registrant as specified in Its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4F, Building C14, No. 218,

Xinghu Street, Suzhou Industrial Park

Suzhou, Jiangsu Province, 215123

People’s Republic of China

+86-512-8777-3632

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares (“ADSs”), each representing one and one quarter (1.25) Ordinary Shares	Nasdaq Stock Market LLC

Ordinary Shares, par value US$0.0001 per share*	Nasdaq Stock Market LLC*

*

Not for trading, but only in connection with the listing of the American depositary shares on the Nasdaq Stock Market LLC. The American depositary shares represent the right to receive the Ordinary Shares and are being registered under the Securities Act of 1933 pursuant to a separate Registration Statement on Form F-6. Accordingly, the American depositary shares are exempt from registration under Section 12(b) of the Securities Exchange Act of 1934 pursuant to Rule 12a-8 thereunder.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-252210

Securities to be registered pursuant to Section 12(g) of the Act:

None

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the securities to be registered will be contained in a prospectus that forms a part of the registrant’s Registration Statement on Form F-1 (File No. 333-252210) initially filed with the Securities and Exchange Commission on January 19, 2021, as amended, relating to such securities and is to be filed pursuant to Rule 424(b) under the Securities Act of 1933 (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). The description of the securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A. Copies of such description will be filed with the Nasdaq Stock Market LLC.

ITEM 2.	EXHIBITS.

Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Adagene Inc.

By:	/s/ Peter (Peizhi) Luo
Name:	Peter (Peizhi) Luo
Title:	Chief Executive Officer

February 3, 2021

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